UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2012

WATCHIT TECHNOLOGIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

000-21956
(Commission File Number)

NEVADA	74-1613155
(State or other jurisdiction of incorporation or organization)	(IRS Employee Identification No.)

229 Airport Rd. STE 7-151, Arden, NC 28704
(Address of principal executive offices)

Registrant's telephone number, including area code: (828) 483-4131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

WatchIt Technologies Inc. announced today that additional testing on the Diesel Fuel Reformer continues to demonstrate improved miles per gallon.

Diesel testing thus far has shown an increase in fuel economy similar to the gas version. These tests will have to be further verified by independent labs to ensure accuracy; however, the tests are designed to prove the concept that the Diesel Fuel Reformer is a viable device. Testing observations also report a decrease in the noxious “black smoke”. This further validates the fuel reformer is not just a money savings device, but also has the potential for an enormous positive environmental impact.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WatchIt Technologies, Inc.

Dated: March 15, 2012	By: /s/ MAX L. BENNET
MAX L. BENNETT
President